SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C.  20549


                                Form 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) March 10, 1998



                      THE INTERGROUP CORPORATION
        (Exact name of registrant as specified in its charter)



Delaware              			    	1-10324	         	13-3293645
(State or other		            	(Commission	     	(I.R.S. Employer
jurisdiction	            	   	File Number)   	  Identification No.)
of incorporation)


   2121 Avenue of the Stars, Suite 2020, Los Angeles, California  90067
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (310) 556-1999

Item 5.       Other Events

     As previously reported in the Company's 8-K Report filed on August 4, 1997, in July 1997, following allegations by Mr. Howard A. Jaffe, a former employee and director of the Company, of various improprieties by the Company's President and Chairman and various other personnel, the Board of Directors authorized its Audit and Finance Committee and its Administrative and Compensation Committee (collectively, the "Committee") to conduct a thorough, independent investigation of Mr. Jaffe's allegations. The Committee engaged independent counsel and the Company's outside auditors to assist it in completing this investigation.

     On March 10, 1998, following completion of its investigation, the Committee advised the Board of Directors that it found Mr. Jaffe's material allegations of improprieties could not be substantiated. The Committee also recommended that the Company institute certain modifications to its existing procedures to reduce the potential for conflicts of interest in circumstances where the Chairman and President of the Company and/or members of his family are purchasing or selling securities that the Company and/or its affiliates are also purchasing or selling. The Board of Directors has adopted such recommendations.

Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             THE INTERGROUP CORPORATION


Date: March 10, 1998         /s/ John V. Winfield
                             John V. Winfield
                             Chairman, Chief Executive Officer
                             and President